SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
CAPITAL PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Capital Properties, Inc.
100 Dexter Road
East Providence, Rhode Island 02914

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCATION OF PROXIES
VOTING AT MEETING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH MANAGEMENT
COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FINANCIAL STATEMENTS
PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS
CHARTER OF AUDIT COMMITTEE
COMPENSATION COMMITTEE CHARTER

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 24, 2007
The 2007 annual meeting of shareholders of Capital Properties, Inc. (the “Company”) will be held at the offices of Hinckley, Allen and Snyder LLP, 1500 Fleet Center in Providence, Rhode Island, on Tuesday, April 24, 2007 at 2:00 o’clock P.M., local time, for the following purposes:
(1)	To elect five directors to serve for a term of one year until their successors are duly elected and qualified;

(2)	To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof.
Holders of record of the common stock on the books of the Company as of the close of business on March 1, 2007 will be entitled to vote.
By Order of the Board of Directors
STEPHEN J. CARLOTTI
Secretary
East Providence, Rhode Island
March 22, 2007
Please fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy will not be used without your consent.

Capital Properties, Inc.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2007
SOLICITATION AND REVOCATION OF PROXIES
The accompanying proxy is solicited by the Board of Directors of Capital Properties, Inc. (the “Company”), in connection with the annual meeting of shareholders to be held April 24, 2007. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.
This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about March 22, 2007.
VOTING AT MEETING
Only shareholders of record at the close of business on March 1, 2007, will be entitled to vote at the meeting. Under the Company’s articles of incorporation, as amended, each shareholder has one vote for every share of common stock owned. On the record date, there were 3,299,956 shares of Class A Common Stock outstanding. There were no other outstanding securities of the Company entitled to vote.
The directors will be elected in each case by vote of the holders of a majority of the shares present or represented at the meeting.
Shares represented by proxies which are marked “withhold authority” with respect to the election of any particular nominee for director, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such “broker non-votes” will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a “broker non-vote” will come before the annual meeting.

ELECTION OF DIRECTORS
At the annual meeting, five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

	Principal Occupation	Director
Name and Age	During Past Five Years	Since
Ronald P. Chrzanowski (64)	President of the Company, 1998 to present	1998

Robert H. Eder (74)	Chairman of the Company, 1995 to present; Chairman, Providence and Worcester Railroad Company, 1988 to present	1995

Alfred J. Corso (70)	Consultant, 2001 to present;	2005

Roy J. Nirschel (54)	President, Roger Williams University, 2001 to present	2005

Harris N. Rosen (74)	Consultant and Mediator, 2001 to present;	2001
	Interim Executive Vice President, Jewish Federation of Rhode Island, January to October 2006
Mr. Eder is also a director of Providence and Worcester Railroad Company.
The Board of Directors has determined that all of the current directors of the Company, which include each of the nominees standing for election at the 2007 annual shareholders meeting, other than Ronald P. Chrzanowski and Robert H. Eder, are independent of the Company in that such nominees have no material relationship with the Company either directly, or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the following:
•	Other than Messrs. Eder and Chrzanowski, no nominee for director is an officer or employee of the Company or its subsidiaries or affiliates;

•	No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No nominee for director, other than Messrs. Eder and Chrzanowski, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his compensation as a director;

•	No nominee for director is, or was within the past three years, employed by the independent registered public accountants for the Company;

•	No executive officer of the Company serves on the Compensation Committee or the Board of Directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director;

•	No nominee for director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; and

•	No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2006 in excess of five percent of the organization’s consolidated gross revenues, or $200,000, whichever is more, at any time during the past three years.
Communications with the Board of Directors
The Board of Directors has established a process for shareholders to communicate with members of the board. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board of Directors, you may reach the Company’s Board of Directors by writing directly to those individuals c/o Capital Properties, Inc., 100 Dexter Road, East Providence, Rhode Island 02914.
All inquiries received shall not be screened by the Company and will be forwarded directly to the director to whom such inquiry is addressed, unless it is believed that a particular inquiry may pose a security risk. The Board of Directors sits as a committee of the whole to address any inquiries made by shareholders.
Committees of the Board of Directors
The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised of Messrs. Corso, Nirschel and Rosen, each of whom is independent as defined under applicable American Stock Exchange (“AMEX”) listing requirements. Each of the Audit and Compensation Committees has a written charter approved by the Board of Directors. A copy of each charter is attached to this Proxy Statement.
The Audit Committee is responsible for overseeing the establishment and maintenance of an effective financial control environment for the Company, for overseeing procedures for evaluating the system of internal accounting control and for evaluating audit performance. The Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the AMEX listing standards and are independent as defined under the AMEX listing requirements and applicable rules of the Securities and Exchange Commission (“SEC”). Additionally, the Board of Directors has determined that Mr. Corso qualifies as an “audit committee financial expert” as defined by the SEC rules.
The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies, and evaluating the performance and determining the compensation of the Chairman and Chief Executive Officer (“CEO”) of the Company and advising and assisting the CEO in formulating and implementing programs to facilitate the selection and development of other key managers. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company except for the President of Capital Terminal Company.
The Company does not maintain a nominating committee or a committee performing a similar function due to the fact that Mr. Eder owns a controlling interest in the Company. The Board of Directors sits as a committee of the whole to consider any recommendations made by shareholders and/or other directors of persons to be directors of the Company. In determining whether to nominate any such person for election by the shareholders, the Board of Directors considers the experience of such person as it relates to the business of the Company, together with such person’s age, reputation and ability to carry out the requirements to serve as a director of the Company.
During the fiscal year ended December 31, 2006, the Board of Directors held four meetings, the Audit Committee held five meetings and the Compensation Committee held one meeting. All directors attended every meeting of the Board of Directors and meetings of committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board of Directors to make every effort to attend each annual shareholders meeting. All then current members of the Board of Directors attended the 2006 annual shareholders meeting.
Compensation of Directors
The Board of Directors, upon recommendation of the Compensation Committee, is responsible for determining compensation of the directors. Directors, other than directors who are employed by the Company, received a fee for attendance at each meeting of the Board of Directors, together with related transportation and living expenses. During the 2006 fiscal year, outside directors received an annual retainer fee of $10,000 payable in quarterly installments and fees per meeting as follows: Board, $1,000; Audit Committee, $750; and Compensation Committee, $500. The maximum fees payable for attendance at Board and committee meetings occurring on the same day is $1,500. These rates were established in 2005 based on the recommendations of Effective Pay Practices, a compensation consultant retained by the Compensation Committee.
The following Director Compensation table provides information regarding the compensation paid or accrued by each director during the 2006 fiscal year.

		Fees Earned	Option	All Other
Name	Total	or Paid in Cash	Awards	Compensation
Ronald P. Chrzanowski	$—	$—	N/A	$—
Alfred J. Corso	17,000	17,000	N/A	—
Robert H. Eder	—	—	N/A	—
Roy J. Nirschel	17,000	17,000	N/A	—
Harris N. Rosen	17,000	17,000	N/A	—
Corporate Governance
The Board of Directors is committed to ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company regularly monitors developments in the area of corporate governance and has implemented a number of best practices, including the following:
Code of Ethics. The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K.
Procedures for the Receipt, Retention and Handling of Complaints. The Company maintains procedures for the confidential, anonymous submission by employees of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
On March 1, 2007, to the best of the Company’s knowledge, no person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than five percent of the Company’s outstanding Class A Common Stock, $.01 par value, except as follows:

	Class A
	Number of	Percent
Name and Address	shares held	of Class
Robert H. Eder and Linda Eder	1,726,710 [1]	52.3%
120 Sunset Avenue Palm Beach, Florida 33480

Lance S. Gad	191,048	5.8%
1250 Fence Row Drive Fairfield, Connecticut 06430
The following table reflects as of March 1, 2007, the beneficial ownership of shares of Class A Common Stock of the Company by directors, nominees for director and officers of the Company, all shares being owned directly except as otherwise noted:

	Class A
Name of Individual or	Number of	Percent
Identification of Group	shares held	of Class
Ronald P. Chrzanowski	3,725	*
Barbara J. Dreyer	6,600	*
Robert H. Eder	1,726,710 [1]	52.3%
Alfred J. Corso	1,000	*
Roy J. Nirschel	100	*
Avery L. Noe	220	*
Harris N. Rosen	5,060	*
All eight directors and officers as a group	1,743,525	52.8%

*Less than 1%
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities are registered. Based solely on a review of the copies of forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that, during 2006, its executive

[1]	Robert H. Eder and Linda Eder are husband and wife, and each holds 863,355 shares of Class A Common Stock directly.

officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) requirements.
TRANSACTIONS WITH MANAGEMENT
Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable AMEX listing standards and SEC rules as a guide.
The law firm of Hinckley, Allen & Snyder LLP, of which Stephen J. Carlotti is a partner, provides legal services to the Company. Mr. Carlotti is Secretary of the Company and acts as trustee of the Robert H. Eder 2005 Trust and Linda Eder 2005 Trust which trusts held in the aggregate greater than 10% of the Company’s outstanding common stock during the 2006 fiscal year, during which time Mr. Carlotti had the sole right to vote and direct the disposition of the Company’s common stock held in these trusts. The total amount of fees paid by the Company to Hinckley, Allen & Snyder LLP for services rendered to the Company in the 2006 calendar year were $138,074. On February 1, 2007, the trusts were terminated and the shares held therein distributed to Mr. and Mrs. Eder.
COMPENSATION DISCUSSION & ANALYSIS
The Company has 10 full-time employees, four of whom are classified as executives, the Chairman and Chief Executive Officer, the President, the Treasurer and the President of Capital Terminal Company.
The Committee periodically reviews executive officers and directors compensation. The Committee is charged with determining the compensation of all executive officers excluding the President of Capital Terminal Company. The Committee considers the executive’s performance, the compensation of executives occupying similar positions at comparable companies, any awards, if any, made during prior years and other relevant factors. Our overall philosophy in terms of executive compensation program is to fairly reward the executives on a current basis for the services performed by them. We do not believe it is necessary to structure short or long-term incentive arrangements by way of either cash compensation or stock options since, given the Company’s size, most of the major decisions with respect to the Company’s operations are determined by the Chairman and Chief Executive Officer who is the majority stockholder. Therefore, a material part of his net worth is a function of the Company’s long-term performance. We do maintain a simplified employee pension (SEP) to which the Company has historically contributed 7.5% of each employee’s compensation. The Chairman and Chief Executive Officer does not participate in this plan. The Company’s other benefits, consisting principally of a medical reimbursement plan, are available to all employees on a non-discriminatory basis. Each of the executives attends all or a portion of each Board meeting.
In 2005, the Compensation Committee engaged a compensation consultant, Effective Pay Practices of Gloucester, Massachusetts, to undertake a review of its executive compensation for all executives, other than the President of Capital Terminal Company, Mr. Avery Noe. The consultant’s report found that the compensation for the Chairman, the President and the Treasurer, based upon survey sources ranging from the Economic Research Institute to data for a peer group of 12 real estate operator and lessor companies1, was below the 50% median of base salary. At the date of the report, as compared to total compensation at peer companies, the compensation for two of the three executives was below the 25th percentile and for one executive slightly above the 25th percentile. Based upon the report, our overall compensation philosophy, our evaluation of the Chief Executive’s performance and the Chief Executive’s evaluation of the performance of the President and the Treasurer, we adjusted the base salaries of the Chairman, the President and the Treasurer to the 50th percentile of the base compensation of the peer companies.
The Company has historically adjusted annual compensation each year for the covered executives by the increase in the cost of living. In October, we increased the compensation of the Chairman, the President and the Treasurer effective January 1, 2007 by the increase in the cost of living for the period between January 1, 2006 and December 31, 2006 – 1.78%. We intend to engage a consultant during 2007 to update the 2005 report with respect to the compensation to be paid during 2008 and beyond.
Mr. Noe’s compensation is determined by the Chief Executive Officer based upon his assessment of Mr. Noe’s performance and a comparison with the compensation of executives occupying comparable positions at comparable companies. On October 1, 2006, Mr. Noe’s compensation was increased by 3.57%. The Company contributes 7.5% of Mr. Noe’s compensation to the SEP. As with all of the other executives, there are no short or long-term incentive arrangements for Mr. Noe.
As a result of our overall policy of providing only current cash compensation, we have no need for policies to allocate between cash and non-cash compensation or between long-term and currently paid compensation. None of the covered executives has a contract with the Company and the Company has no change of control or severance provisions for these executives. Due to the Company’s compensation philosophy, accounting and tax treatments have no impact on its compensation policy.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis set forth below be included in the Company’s Proxy Statement for the fiscal year ended December 31, 2006 for filing with the SEC.
Compensation Committee: Alfred J. Corso; Roy J. Nirschel; Harris N. Rosen (Chair).
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation paid or accrued by the Company during the twelve-month period ended December 31, 2006, to each of its Chairman & CEO, President and Treasurer and one other most highly compensated executive officers other than the President and

[1] The Companies used in the study were Tejon Ranch Co., American Spectrum Realty, Inc., American REIT, American Communities Properties Trust, BF Enterprises, Consolidated-Tomoka Land Co., Gladstone Commercial Corp., Wilkford Real Properties, Inc., JW Meyers, Inc., Stratus Properties, Inc., Gyrodyne Company of America, Inc., and California Coastal Communities, Inc.

Treasurer who earned more than $100,000 in total compensation in 2006 and were employed by the Company on December 31, 2006.
Annual Compensation

Name and Principal		Salary and	All Other	Total
Position	Year	Bonus	Compensation[1]	Compensation
Robert H. Eder, Chairman	2006	$229,000	$—	$229,000
Capital Properties, Inc.

Ronald P. Chrzanowski,	2006	175,000	13,125	188,125
President Capital Properties, Inc.

Barbara J. Dreyer, Treasurer	2006	155,000	11,625	166,625
Capital Properties, Inc.

Avery L. Noe, President	2006	141,250	10,594	151,844
Capital Terminal Company
Contributions by the Company under the Company’s SEP are fully vested when made. Each employee directs the investment of amounts in his or her SEP account. The Company does not have any employment agreements and has no severance or change of control arrangements with any of its executive officers.
AUDIT COMMITTEE REPORT
Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company’s management and independent registered public accountants regarding the scope of the audit plan, the results of the audit, the Company’s financial statement disclosure documents, the adequacy and effectiveness of the Company’s accounting and financial controls and changes in accounting principles.
In connection with these responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accountants, Lefkowitz, Garfinkel, Champi & DeRienzo P.C. The Audit Committee also discussed with such firm the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Lefkowitz, Garfinkel, Champi & DeRienzo P.C. written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed this information

[1] Amounts paid directly to the retirement accounts of employees under the Company’s SEP.

with Lefkowitz, Garfinkel, Champi & DeRienzo P.C. and also considered the compatibility of non-audit services provided by such firm with its independence. Based on the review of the audited consolidated financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC.
Audit Committee: Alfred J. Corso (Chair), Roy J. Nirschel and Harris N. Rosen.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors has sole authority to engage, manage and discharge the Company’s independent registered public accountants. The Committee engaged Lefkowitz, Garfinkel, Champi & DeRienzo P.C. as independent registered public accountants of the accounts of the Company for the year 2007. The Company has recently been advised by Lefkowitz, Garfinkel, Champi & DeRienzo P.C. that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
It is expected that a representative of Lefkowitz, Garfinkel, Champi & DeRienzo P.C. will be present at the annual meeting and will be provided the opportunity to make a statement if he so desires and that such representative will be available to respond to appropriate questions.
Audit and Non-Audit Fees:
The aggregate fees for professional services rendered for the Company by Lefkowitz, Garfinkel, Champi & DeRienzo P.C. for fiscal years ended December 31, 2006 and 2005 are set forth below.

	2006	2005
Audit fees	$83,000	$88,000
Audit-related fees	—	—
Tax fees	11,000	17,000
All other fees	—	—

Total	$94,000	$105,000

Audit Fees for fiscal years ended December 31, 2006 and 2005 were for professional services rendered for the audits of the Company’s annual financial statements and the reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB, consents and other assistance required to complete the year end audit of the Company’s financial statements.
Audit-Related Fees for the fiscal years ended December 31, 2006 and 2005: there were no audit-related fees.
Tax Fees for the fiscal years ended December 31, 2006 and 2005 were for services related to tax return preparation, tax planning and assistance with an Internal Revenue Service audit.
All Other Fees for the fiscal years ended December 31, 2006 and 2005: there were no other fees.

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.
The Audit Committee has determined that the provision of such services is compatible with maintaining Lefkowitz, Garfinkel, Champi & DeRienzo P.C.’s independence.
FINANCIAL STATEMENTS
A copy of the Company’s annual report to the SEC on Form 10-K for the year ended December 31, 2006 is enclosed. Such report is not part of this proxy statement.
PROPOSALS FOR 2008 ANNUAL MEETING
The 2008 annual meeting of the shareholders of the Company is scheduled to be held April 29, 2008. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 30, 2007.
OTHER MATTERS
No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.
By Order of the Board of Directors
STEPHEN J. CARLOTTI
Secretary
Dated: March 22, 2007

CAPITAL PROPERTIES, INC.
CHARTER OF AUDIT COMMITTEE
1.	ORGANIZATION

The Audit Committee (the “Committee”) of Capital Properties, Inc. (the “Company”) shall be appointed by the Board of Directors (the “Board”) of the Company. The Committee shall be composed of at least three directors each of whom satisfies the independence standards specified in Rule 121A of the Amex Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934 and all other legal requirements. Each member shall be free of any relationship which, in the opinion of the Board, would interfere with their exercise of independent judgment as members of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements. At least one member shall have an accounting or related financial management expertise, such that he or she is financially sophisticated within the meaning of Rule 121B(2) of the Amex Company Guide.

Determination of independence, audit committee financial expertise, financial literacy and accounting or related financial management expertise shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and the listing requirements of the Amex.

The Committee shall have the power to adopt its own operating rules and procedures and to call upon assistance from officers and employees of the Company and outside counsel and consultants without the consent of management.

2.	STATEMENT OF POLICY

The Committee shall provide assistance to the directors of the company in fulfilling their responsibilities to the shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, the Committee shall maintain free and open means of communication between the directors, the Company’s independent auditor, and the financial management of the Company.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by officers and employees of the Company, whom such member believes to be reliable and competent in the matters presented and on counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

3.	RESPONSIBILITIES

The Committee shall have responsibility for overseeing the establishment and maintenance of an effective financial control environment for the Company, for overseeing procedures for evaluating the system of internal accounting control, and for evaluating audit performance. The Committee shall report on its actions to the full Board at each regular quarterly meeting and at the annual meeting of the Board.

In carrying out the foregoing responsibilities, the Committee shall:
(a)	Be directly responsible for the appointment, compensation, retention and oversight of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The accounting firm shall report directly to the Committee.

(b)	Approve on an annual basis the estimated fees to be paid to the independent auditor for the annual audit of the consolidated financial statements of the Company and limited reviews of its quarterly financial statements and in this connection, review the independent auditor’s engagement letter and discuss the general audit approach.

(c)	Pre-approve audit and non-audit services performed on behalf of the Company by the independent auditor that are not prohibited by law or regulation pursuant to such processes as the Committee determines to be advisable. The Committee may delegate pre-approval authority for any permissible non-audit service to one or more members of the Committee, provided that any pre-approval granted by such member or members pursuant to such delegated authority is presented to the Committee at its next scheduled meeting.

(d)	Review any non-audit services performed on behalf of the Company by the independent auditor that meet the de minimis exception under applicable law and regulations.

(e)	Meet with the independent auditor and the financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

(f)	Review with the independent auditor and the Company’s financial and accounting personnel, the adequacy and effectiveness of the internal accounting and financial controls of the Company, and solicit from the independent auditor any recommendations for the improvement of such internal control procedures. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

(g)	Review the internal audit functions of the Company, the proposed audit plans for the current year and the coordination of such plans with the independent auditor.

(h)	Review annually with management and the independent auditor the basis for the disclosures made in the annual report to shareholders regarding the Company’s internal controls for financial reporting.

(i)	Review any deficiencies identified by management in the design and operation of internal control for financial reporting and at least annually consider, in consultation with management and the independent auditor, the adequacy of the Company’s internal control for financial reporting, including the resolution of identified material weaknesses and reportable conditions, if any.

(j)	Review with management and the independent auditor the financial statements proposed to be contained in the annual report to shareholders to determine that the independent auditor is satisfied with the disclosure and content of such financial statements, and review and discuss:
•	Changes in accounting standards or rules promulgated by the Financial Accounting Standards Board or the SEC that have an impact on the financial statements;

•	Estimates made by management having a material impact on the financial statements;

•	Analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements;

•	Any changes from prior years in accounting principles applied in the preparation of such financial statements; and

•	Any material written communications between the independent auditor and the Company’s management, including any management letter provided by the independent auditor and the Company’s response to that letter.
(k)	Ensure that retention of the independent auditor to perform audit and nonaudit services is properly disclosed in the Company’s proxy statement and filings with the SEC.

(l)	Review, at least annually, with management and with the independent auditor, the qualifications, performance and independence and objectivity of the independent auditor. In connection with such review and evaluation, the Committee should:
•	Obtain and review a written report from the independent auditor at least annually regarding the independent auditor’s internal quality-control procedures and any material issues raised by the most recent quality-control review;

•	Obtain an annual written statement from the independent auditor delineating all relationships, both direct and indirect, between the independent auditor and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1;

•	Consider whether the provision of non-audit services is compatible with maintaining the independent auditor’s independence, taking into account the opinions of management;

•	Discuss any relationships that may impair the independent auditor’s independence and take such actions as it deems appropriate or make recommendations to the Board regarding actions to be taken to remedy such impairment; and

•	Ensure appropriate audit and concurring partner rotation as required by law.
(m)	Provide sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed at such meetings are the independent auditor’s evaluation of the Company’s financial and accounting personnel and the cooperation received by the independent auditor during the course of the audit.

(n)	Establish procedures for the receipt, retention and anonymous treatment of complaints relating to internal accounting controls or auditing matters. The Committee shall be responsible for designating the individual(s) responsible for receiving such complaints.

(o)	Review and approve any related party transactions entered into by the Company.

(p)	Administer the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers, including consideration of any waivers and investigation of any alleged violations thereof.

(q)	Investigate any matter brought to the Committee’s attention within the scope of its responsibilities, with the power to retain outside legal, accounting or other advisors and determine funding for this purpose if, in its judgment, such retention is appropriate.

(r)	Meet on at least a quarterly basis, cause minutes of all meetings of the Committee to be kept and submit the minutes of each Committee meeting to the Board.

(s)	Take such other actions as it deems necessary or appropriate from time to time.

(t)	Review and assess this Charter at least annually and amend it as appropriate.
Adopted: January 27, 2004

CAPITAL PROPERTIES, INC.
COMPENSATION COMMITTEE CHARTER
STATEMENT OF PURPOSE
The Board of Directors (the “Board”) of Capital Properties, Inc. (the “Company”) has established the Compensation Committee (the “Committee”) for the purpose of providing guidance, oversight and monitoring for all director and executive officer compensation and benefit policies related to executive compensation.
ORGANIZATION and GENERAL
The Committee shall be composed of at least three independent outside directors. Each member of the Committee shall be a “Non-Employee Director” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (“SEC”) or any successor provisions and an “Outside Director” as defined in the regulations under Section 162(m) of the Internal Revenue Code or any successor provisions. Each member of the Committee shall also meet the listing standards of the AMEX Stock Market (“AMEX”) relating to independence of compensation committee members and all other applicable legal requirements. Determinations of independence shall be made by the Board in its business judgment and in accordance with applicable law and the listing requirements of AMEX.
The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
The Committee shall have a Chairman, appointed by the Board. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings. The agenda for each meeting will provide time during which the Committee can meet separately in executive session.
The Committee shall meet sufficiently often to discharge its responsibilities hereunder, but at least as often as required by applicable SEC rules and AMEX listing requirements. Meetings of the Committee may be called by the Chairman of the Board or Chairman of the Committee and may be held telephonically. A majority of Committee members will constitute a quorum for the transaction of business. The Chief Executive Officer (“CEO”) and other officers of the Company may be invited to Committee meetings. The Committee shall maintain a written record of its proceedings.
RESOURCES and AUTHORITY
The Committee shall have the resources and authority it deems necessary and appropriate to discharge its responsibilities, at the Company’s expense. The Committee shall have the power to adopt its own operating rules and procedures and to call upon assistance from officers and employees of the Company and outside counsel and other advisers without the consent of management.
The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by officers and employees of the Company, whom such member believes to be reliable and competent in the matters presented and on counsel, compensation consultants or other persons as to matters which the member believes to be within the professional competence of such person.
RESPONSIBILITIES and DUTIES
In carrying out its purposes, the Committee shall have the following duties, responsibilities and authority:
•	Establish and periodically review the Company’s executive officer and director compensation philosophy and strategies and the specific plans and policies adopted to implement the strategies.

•	Make recommendations to the Board with respect to any Company incentive compensation plans and equity-based plans, oversee generally the administration of those plans, and discharge any responsibilities imposed on the Committee by any of those plans, including the grant of awards thereunder.

•	Determine the Chairman and CEO’s compensation, taking into consideration the Board’s assessment of his or her performance, the Company’s performance and relative shareholder return, the compensation of chief executive officers at comparable companies, the awards given to the Chairman and CEO in past years and other relevant factors. Review and agree upon goals and objectives for the CEO for the upcoming year as reflected in the Company’s budget and recommend approval of such goals and objectives to the Board.

•	Review and approve management objectives and establish performance criteria for incentive compensation plans, if any.

•	Review and approve all aspects of compensation of the Company’s other executive officers, excluding the President of Capital Terminal Company, taking into account corporate and individual performance, as well as peer group practices and any special considerations.

•	Provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•	Execute in its sole discretion the powers and duties vested in it by the terms of any corporate qualified or nonqualified pension, profit-sharing, savings plan, deferred compensation plan or stock ownership plan affecting employees of the Company or any of its subsidiaries, including an annual review of the operations of the Company’s qualified pension and savings plans, if any.

•	Oversee the preparation and review and discuss with management the Company’s Compensation Discussion & Analysis (“CD&A”) and related disclosures required by the SEC, including specific Committee review and input regarding:
o	the discussion of factors important to understanding the objectives, policies and philosophy underlying the executive compensation programs;

o	the allocation of various types of compensation, including short-term and long-term compensation;

o	the specific items of corporate performance taken into account in setting compensation policies and decisions;

o	the factors considered in decisions to increase or decrease executive compensation;

o	the information presented in the Company’s Summary Compensation Table and other supporting tabular disclosures, including narrative descriptions as required under SEC rules; and

o	information and descriptive narrative provided in other disclosures, including post-employment payments, director compensation and committee governance.
•	Review and decide whether to recommend the final CD&A to the Board for inclusion in the Company’s annual proxy statement.

•	Conduct an annual evaluation of the adequacy of this Charter and recommend any proposed amendments to the Board for approval.

•	Report to the Board on a regular basis so that the Board is informed of the Committee’s activities.
Adopted: February 26, 2007

CAPITAL PROPERTIES, INC.
CLASS A COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a shareholder of Capital Properties, Inc., a Rhode Island corporation, hereby appoints ROBERT H. EDER and STEPHEN J. CARLOTTI, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Capital Properties, Inc. Class A Common Shares held of record on March 1, 2007 by the undersigned at the Annual Meeting of Shareholders to be held on April 24, 2007 or any adjournment thereof as follows on the reverse side of this proxy card:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ( X )

1.	ELECTION OF DIRECTORS:

	( )	FOR ALL NOMINEES	( )	Ronald P. Chrzanowski
			( )	Robert H. Eder
			( )	Alfred J. Corso
	( )	WITHHOLD AUTHORITY	( )	Roy J. Nirschel
		FOR ALL NOMINEES	( )	Harris N. Rosen

	( )	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( X )

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
THE PROXY REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED AND FOR EACH OF THE PROPOSALS.
IF BOTH THE PROXIES SHALL BE PRESENT IN PERSON OR BY SUBSTITUTE, EITHER OF THE PROXIES SO PRESENT AND VOTING SHALL HAVE AND MAY EXERCISE ALL THE POWERS HEREBY GRANTED.
Please check here if you plan to attend the meeting ( ).

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ( )

Signature	of Shareholder	Signature	of shareholder

Date:		Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.